Exhibit 99.2

ucbi.com | 1 INVESTOR PRESENTATION Third Quarter 2016 October 26, 2016

ucbi.com | 2 ucbi.com | 2 Disclosures “operating net income per diluted share,” “tangible book value,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “operating dividend payout ratio,” “operating efficiency ratio,” “average tangible equity to average assets,” “average tangible common equity to average assets” and “tangible common equity to risk - weighted assets . ” The most comparable GAAP measures to these measures are : net income, net income available to common shareholders, diluted income per common share, ROE, ROA, efficiency ratio, dividend payout ratio, expenses, net income, and equity to assets . Management has included these non - GAAP measures because we believe they may provide useful supplemental information for evaluating our underlying performance trends . Further, management uses these measures in managing and evaluating our business and intends to refer to them in discussions about our operations and performance . Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non - GAAP measures that may be presented by other companies . For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the ‘Non - GAAP Reconcilement Tables’ included in the exhibits to this presentation . CAUTIONARY STATEMENT This investor presentation may contain forward - looking statements, as defined by federal securities laws, including statements about United and its financial outlook and business environment . These statements are based on current expectations and are provided to assist in the understanding of our operations and future financial performance . Our operations and such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements . For a discussion of some of the risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to United Community Banks, Inc . ’s filings with the Securities and Exchange Commission, including its 2015 Annual Report on Form 10 - K and its most recent quarterly report on Form 10 - Q under the sections entitled “Forward - Looking Statements . ” Forward - looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward - looking statements . NON - GAAP MEASURES This presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . This financial information includes certain operating performance measures, which exclude merger - related and other charges that are not considered part of recurring operations, such as “operating net income,”

ucbi.com | 3 • Head quartered in Blairsville, GA • Regional Headquarters in Greenville, SC • Four state regional community bank: GA, NC, SC and TN • One of the largest community banks in the Southeast • Established in 1950 • 140 locations • 1,986 employees Market Data Ticker UCBI Price (as of 10/21/16) $20.99 Market Cap $1.5B P/E (2016e) 14.6 P/TBV 163% Avg. Daily Vol. (LTM) 497,000 Institutional Ownership 87.3% Quarterly Dividend (3Q16) $0.08 Third Quarter 2016 Assets $10.3B Loans $6.7B Deposits $8.4B EPS – GAAP $0.36 EPS – Operating $0.39 Total RBC 11.9% CET1 11.1% NPAs/Assets 0.30% ROA – GAAP 1.00% ROA – Operating 1.08% ROCE – GAAP 9.61% ROTCE – Operating 12.45% ucbi.com | 3 Snapshot of United Community Banks, Inc.

ucbi.com | 4 United Foundation – The Bank that SERVICE Built ucbi.com | 4

ucbi.com | 5 Third Quarter 2016 Highlights ucbi.com | 5 $18.3 $21.3 $18.6 $23.5 $26.4 $12 $16 $20 $24 $28 3Q15 4Q15 1Q16 2Q16 3Q16 Fee Revenue in millions 7.85% 7.02% 8.57% 9.54% 9.61% 10.29% 10.87% 10.91% 11.56% 12.45% 6.00% 8.00% 10.00% 12.00% 14.00% 3Q15 4Q15 1Q16 2Q16 3Q16 Return on (Tangible) Common Equity ROCE - GAAP ROTCE - Operating (1) $65.4 $73.8 $75.0 $74.9 $79.0 $60 $65 $70 $75 $80 3Q15 4Q15 1Q16 2Q16 3Q16 Net Interest Revenue in millions $0.27 $0.25 $0.31 $0.35 $0.36 $0.33 $0.33 $0.33 $0.36 $0.39 $0.24 $0.28 $0.32 $0.36 $0.40 3Q15 4Q15 1Q16 2Q16 3Q16 Earnings Per Share GAAP Operating (1) .82% .76% .93% 1.04% 1.00% 1.00% .99% 1.00% 1.07% 1.08% 0.75% 0.85% 0.95% 1.05% 1.15% 3Q15 4Q15 1Q16 2Q16 3Q16 Return on Assets GAAP Operating (1) 3.26% 3.34% 3.41% 3.35% 3.34% 3.25% 3.30% 3.35% 3.40% 3.45% 3Q15 4Q15 1Q16 2Q16 3Q16 Net Interest Margin (fully taxable equivalent) 1.15% 1.14% 1.09% 1.02% 0.94% 0.80% 0.90% 1.00% 1.10% 1.20% 3Q15 4Q15 1Q16 2Q16 3Q16 Allowance as % of Total Loans 0.29% 0.29% 0.28% 0.28% 0.30% 0.10% 0.20% 0.30% 0.40% 0.50% 3Q15 4Q15 1Q16 2Q16 3Q16 Non - Performing Assets as % of Total Assets 0.10% 0.09% 0.14% 0.11% 0.08% 0.00% 0.10% 0.20% 0.30% 0.40% 3Q15 4Q15 1Q16 2Q16 3Q16 Net Charge - Offs as % of Average Loans EARNINGS PROFITABILITY ASSET QUALITY (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures

Third Quarter 2016 Highlights

United COMMUNITY BANKS, INC.

	2015		2016			Variance - Incr / (Decr)	
	3Q [2]	4Q	1Q	2Q	3Q [3]	2Q16	3Q15
EARNINGS SUMMARY ($ in thousands)							
Net Income - GAAP	$17,862	$18,183	$22,274	$25,266	$25,874	$ 608	$ 8,012
Net Income - Operating [1]	21,726	23,800	23,944	25,997	27,833	1,836	6,107
Net Interest Revenue	65,426	73,764	74,952	74,918	78,989	4,071	13,563
Fee Revenue	18,297	21,284	18,606	23,497	26,361	2,864	8,064
Expenses - GAAP	54,269	65,488	57,885	58,060	64,023	5,963	9,754
Expenses - Operating [1]	48,525	56,410	55,232	56,884	60,871	3,987	12,346
PER SHARE DATA							
Diluted EPS - GAAP	$ 0.27	$ 0.25	$ 0.31	$ 0.35	$ 0.36	$ 0.01	$ 0.09
Diluted EPS - Operating [1]	0.33	0.33	0.33	0.36	0.39	0.03	0.06
Book Value per Share	13.95	14.02	14.35	14.80	15.12	0.32	1.17
Tangible Book Value per Share	12.08	12.06	12.40	12.84	13.00	0.16	0.92
KEY OPERATING PERFORMANCE MEASURES							
Return on Assets - GAAP	0.82 %	0.76 %	0.93 %	1.04 %	1.00 %	(0.04) %	0.18 %
Return on Assets - Operating [1]	1.00	0.99	1.00	1.07	1.08	0.01	0.08
Return on Common Equity - GAAP	7.85	7.02	8.57	9.54	9.61	0.07	1.76
Return on Tangible Common Equity - Operating [1]	10.29	10.87	10.91	11.56	12.45	0.89	2.16
Net Interest Margin (fully taxable equivalent)	3.26	3.34	3.41	3.35	3.34	(0.01)	0.08
Efficiency Ratio - GAAP	64.65	68.97	61.94	59.02	60.78	1.76	(3.87)
Efficiency Ratio - Operating [1]	57.81	59.41	59.10	57.82	57.79	(0.03)	(0.02)
ASSET QUALITY							
Allowance for Loan Losses to Loans	1.15 %	1.14 %	1.09 %	1.02 %	0.94 %	(0.08) %	(0.21) %
NPAs to Loans and Foreclosed Properties	0.46	0.46	0.45	0.44	0.46	0.02	-
NPAs to Total Assets	0.29	0.29	0.28	0.28	0.30	0.02	0.01
AT PERIOD END ($ in millions)							
Loans	$ 6,024	$ 5,995	$ 6,106	$ 6,287	$ 6,725	$ 438	$ 701
Investment Securities	2,457	2,656	2,757	2,677	2,560	(117)	103
Total Assets	9,404	9,616	9,781	9,928	10,298	370	894
Deposits	7,905	7,881	7,960	7,857	8,442	585	537

(1) See non-GAAP reconciliation table slides at the end of the exhibits (2) Includes Palmetto as of the acquisition date of September 1, 2015 (3) Includes Tidelands as of the acquisition date of July 1, 2016

ucbi.com | 6

Third Quarter 2016 Highlights

		3Q16	2Q16	3Q15
Net Income ($ in millions)	GAAP	$ 25.9	$ 25.3	$ 17.9
	Operating[(1)]	27.8	26.0	21.7
EPS	GAAP	.36	.35	.27
	Operating[(1)]	.39	.36	.33
ROA	GAAP	1.00%	1.04%	0.82%
	Operating[(1)]	1.08	1.07	1.00
ROCE	GAAP	9.61	9.54	7.85
ROTCE	Operating[(1)]	12.45	11.56	10.29

Protecting High-Quality Balance Sheet [(1)]

Asset Quality

- Top-Quartile Credit Quality Performance
  - Provision recovery of $300 thousand compared with a recovery of $300 thousand in 2Q16 and provision of $700 thousand in 3Q15
  - Net charge-offs to loans of 0.08% - decreased 3bp from 2Q16 and 2bp from 3Q15
  - NPAs were 0.30% of total assets compared with 0.28% in 2Q16 and 0.29% in 3Q15
  - Allowance 0.94% of total loans compared with 1.02% at 2Q16 and 1.15% at 3Q15

Capital Management

- Solid and Well-Capitalized Regulatory Capital Ratios
  - Tier I Common to Risk Weighted Assets of 11.4% and Tier I Leverage of 8.4%
  - Tier I Risk Based Capital of 11.1% and Total Risk Based Capital of 11.9%
- Committed to Returning Value to Shareholders While Balancing Reinvestment in United
  - Quarterly dividend of $0.08 in 3Q16 and $0.07 per share in each 2Q16 and 1Q16 compared with $0.06 in each 4Q15 and 3Q15
  - Dividend payout ratio of 22.2% in 3Q16 compared with 20.0% in 2Q16 and 22.2% in 3Q15; on an operating basis, the dividend payout ratio was 20.5%, 19.4% and 18.2%, respectively
  - Stock repurchases to-date of $13.6 million (764,000 shares / average price of $17.85 per share)

(1) See non-GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures

ucbi.com | 7

ucbi.com | 8 Third Quarter 2016 Highlights ucbi.com | 8 Increasing Profitability Net Interest Revenue ► $79.0 Million – Increased 5% from 2Q16 and 21% from 3Q15 ● Increased $4.1 million from 2Q16 and $13.6 million from 3Q15 ● Average loans increased to $6.68 million in 3Q16 from $6.15 billion in 2Q16 and $5.46 billion in 3Q15 ● Average investment securities decreased to $2.61 billion in 3Q16 from $2.75 billion in 2Q16 and increased from $2.40 billion in 3Q15 Taxable Equivalent Net Interest Margin ► 3.34% - Decreased 1bp from 2Q16 and increased 8bp from 3Q15 ● Loan yield decreased to 4.14% in 3Q16 from 4.15% in 2Q16 and 4.16% in 3Q15 o Decline due to pricing pressures and higher mix of floating - rate loans ● Investment securities yield decreased to 2.38% in 3Q16 from 2.46% in 2Q16 and increased from 2.16% in 3Q15 ● Funding costs were 0.39% in both 3Q16 and 2Q16, a 1 bp increase from 3Q15 Fee Revenue ► $26.4 Million – Fee Revenue Expansion Focus Through Targeted Growth Initiatives ● Increased $2.9 million from 2Q16 and $8.1 million from 3Q15 ● Linked quarter growth in mortgage loan and related fees of $1.6 million and other fee revenue of $1.2 million ● Gains from sales of SBA government guaranteed loans of $2.5 million were down slightly from 2Q16 gains of $2.8 million ● Year - over - year increases also impacted by acquisitions with growth in service charges and fees of $1.5 million, mortgage loan and other related fees of $2.2 million, gains from sales of SBA loans of $833 thousand and other fee revenue of $3.4 million

ucbi.com | 9 Third Quarter 2016 Highlights ucbi.com | 9 Generating Growth Loan Growth ► Well - Diversified Loan Portfolio ● Increased $133 million from 2Q16, or 8% annualized (excluding mergers ) and $586 million from 3Q15, or 10% ( excluding mergers and healthcare portfolio loan sale) ● Strong loan production of $641 million vs. $662 million in 2Q16 and $452 million in 3Q15 Core Transactio n Deposits ► $5.9 Billion – Solid Low - Cost Core Transaction Deposits ● Increased $254 million from 2Q16, or 19% annualized, and $431 million from 3Q15, or 8%, excluding deposits acquired in mergers Acquisitions ► 2016 - Tidelands Bancshares, Inc. ● Closed merger with Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, South Carolina, on July 1, 2016 ● Added seven branches to our Coastal, South Carolina footprint ● System conversion scheduled for November 2016 ● Strategic purchase completes a two - step plan, accelerating growth in attractive coastal South Carolina markets, providing additional organic growth from the lift - out of an experienced lending team and will be immediately accretive to operating earnings

ucbi.com | 10 100 107 108 110 90 95 100 105 110 1Q16 Actual 2Q16 Actual 3Q16 Actual 4Q16 Target 4Q16 Execute Strategies x Fee Revenue Initiatives x Loan Growth x Operating Efficiency Initiatives ucbi.com | 10 Return on Assets - Operating (bps) Path to 1.10% ROA (Operating) by Q416

ucbi.com | 11 Protecting High - Quality Balance Sheet Credit Quality Net Charge-offs 1.4$ 1.3$ 2.1$ 1.7$ 1.4$ as % of Average Loans 0.10% 0.09% 0.14% 0.11% 0.08 % Allowance for Loan Losses 69.1$ 68.4$ 66.3$ 64.3$ 63.0$ as % of Total Loans 1.15% 1.14% 1.09% 1.02% 0.94 % as % of NPLs 344 302 296 301 292 Past Due Loans (30 - 89 Days) 0.27% 0.26% 0.21% 0.22% 0.33 % Non-Performing Loans 20.0$ 22.6$ 22.4$ 21.3$ 21.6$ OREO 7.7 4.9 5.2 6.2 9.2 Total NPAs 27.7 27.5 27.6 27.5 30.8 Performing Classified Loans 136.0 127.5 121.1 118.5 121.6 Total Classified Assets 163.7$ 155.0$ 148.7$ 146.0$ 152.4$ as % of Tier 1 / Allowance 18% 17% 16% 15% 15 % Accruing TDRs 84.6$ 83.0$ 72.8$ 73.3$ 70.1$ Total NPAs as % of Total Assets 0.29 0.29 0.28 0.28 0.30 as % of Loans & OREO 0.46 0.46 0.45 0.44 0.46 3Q15 4Q15 1Q16 2Q16 3Q16 $ in millions ucbi.com | 11

ucbi.com | 12 Protecting High - Quality Balance Sheet Prudent Capital Management ucbi.com | 12 Holding Company 3Q16 2Q16 1Q16 4Q15 3Q15 Tier I Risk - Based Capital 11.1% 11.4% 11.3% 11.5% 11.4% Total Risk - Based Capital 11.9 12.4 12.3 12.5 12.5 Leverage 8.4 8.5 8.4 8.3 9.1 Tier I Common Risk - Based Capital 11.1 11.4 11.3 11.5 11.4 Tangible Common Equity to Risk - Weighted Assets 12.3 12.9 12.8 12.8 13.1 Average Tangible Equity to Average Assets 9.0 9.4 9.4 9.4 9.9 ► All regulatory capital ratios above “well - capitalized” ► Stock repurchases of $13.6 million through September 30, 2016 (764,000 shares / average price of $17.85 per share) ► Paid quarterly shareholder dividend of $0.08 per share on October 5, 2016 to shareholders of record on September 15, 2016 ► Tidelands acquisition completed on July 1, 2016. No shares issued ► Palmetto acquisition lowered Leverage ratio in 4Q15 (full quarter impact of average assets) ► Continued strong earnings and $113 million of future DTA recovery driving regulatory capital growth

ucbi.com | 13 $65.4 $73.8 $75.0 $74.9 $79.0 $48.5 $56.4 $55.2 $56.9 $60.9 $35.2 $38.6 $38.3 $41.5 $44.5 $18.3 $21.3 $18.6 $23.5 $26.4 $10 $20 $30 $40 $50 $60 $70 $80 $90 3Q15 4Q15 1Q16 2Q16 3Q16 Net Interest Revenue Expenses - Operating (1) Pre-Tax, Pre-Credit Earnings (1) Fee Revenue Increasing Profitability Earnings, Fee Revenue, and Expenses ucbi.com | 13 3Q16 2Q16 3Q15 Salaries & Employee Benefits 36,478$ 2,906$ 7,136$ Communications & Equipment 4,919 526 956 Occupancy 5,132 594 1,119 FDIC Assessment 1,412 (105) 276 Advertising & Public Relations 1,088 (235) 276 Postage, Printing & Supplies 1,451 153 402 Professional Fees 3,160 (29) 492 Other Expense 7,231 177 1,689 Expenses - Operating (1) 60,871 3,987 12,346 Merger-Related and Other Charges 3,152 1,976 (2,592) Expenses - GAAP 64,023$ 5,963$ 9,754$ Variance - Incr/(Decr) 3Q16 2Q16 3Q15 Overdraft Fees 3,648$ 351$ 345$ Interchange Fees 5,283 (50) 919 Other Service Charges 1,888 3 220 Total Service Charges and Fees 10,819 304 1,484 Mortgage Loan & Related Fees 6,039 1,591 2,199 Brokerage Fees 1,199 82 (1) Gains from SBA Loan Sales 2,479 (322) 833 Securities Gains, Net 261 (21) 192 Other 5,564 1,230 3,357 Fee Revenue 26,361$ 2,864$ 8,064$ Variance - Incr/(Decr) 3Q16 2Q16 3Q15 Net Interest Revenue 78,989$ 4,071$ 13,563$ Fee Revenue 26,361 2,864 8,064 Gross Revenue 105,350 6,935 21,627 Expenses - Operating (1) 60,871 3,987 12,346 Pre-Tax, Pre-Credit Earnings (1) 44,479 2,948 9,281 Merger-Related and Other Charges (3,152) 1,976 (2,592) Provision for Credit Losses 300 - (1,000) Income Taxes (15,753) 364 4,886 Net Income - GAAP 25,874$ 608$ 7,987$ Net Interest Margin 3.34% (0.01) % 0.08% (fully taxable equivalent) Variance - Incr/(Decr) $ in t housands $ in thousands $ in thousands Expenses Earnings (pre - tax, pre - credit) Fee Revenue M illions (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GA AP performance measures

ucbi.com | 14 Increasing Profitability ucbi.com | 14 Expense Discipline ► Efficiency improvements are attributable to various expense reduction initiatives while maintaining high business growth ► Declining trend sustained with substantial investments in growth and infrastructure 2012 2013 2014 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Target GAAP 65.4% 63.1% 58.3% 59.2% 61.6% 64.7% 69.0% 61.9% 59.0% 60.8% Non-GAAP Adjustments 0.0% 0.0% 0.0% 0.0% 4.0% 6.8% 9.6% 2.8% 1.2% 3.0% Operating 65.4% 63.1% 58.3% 59.2% 57.6% 57.8% 59.4% 59.1% 57.8% 57.8% 57.0% 50.0% 55.0% 60.0% 65.0% 70.0% Efficiency Ratio (1) (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures

ucbi.com | 15 $65.4 $73.8 $75.0 $74.9 $79.0 $30 $40 $50 $60 $70 $80 3Q15 4Q15 1Q16 2Q16 3Q16 4.16% 4.15% 4.14% 2.13% 2.45% 2.36% 0.17% 0.18% 0.17% 0% 1% 2% 3% 4% 5% 3Q15 4Q15 1Q16 2Q16 3Q16 0.17% 0.17% 0.15% 0.22% 0.26% 0.27% 0.09% 0.10% 0.10% .00% .05% .10% .15% .20% .25% .30% 3Q15 4Q15 1Q16 2Q16 3Q16 3.26% 3.34% 3.41% 3.35% 3.34% 3.00% 3.25% 3.50% Increasing Profitability Key Drivers of Net Interest Revenue / Margin ucbi.com | 15 Net Interest Revenue Key Drivers Net Interest Revenue & Margin (1) 3Q16 Impacted By NET INTEREST REVENUE ► Tidelands acquisition on July 1, 2016 ► Slight margin compression due to loan pricing pressures Millions Loan / Securities / Deposit Pricing Customer Deposit Pricing (2) Loan Yields (fully taxable equivalent) Investment Securities Yields - Taxable Average Rate on Interest Bearing Deposits (1) Net interest margin is calculated on a fully taxable equivalent basis (2) E xcludes brokered deposits CDs MMDA NOW

ucbi.com | 16 Increasing Profitability Fee Revenue ucbi.com | 16 Driving Fee Revenue Through Core Banking Infrastructure 9.3 11.5 10.1 10.5 10.8 2.3 3.4 2.9 4.6 5.8 1.2 1.1 1.1 1.1 1.2 3.8 3.3 3.3 4.5 6.0 1.7 2.0 1.2 2.8 2.5 $0 $5 $10 $15 $20 $25 $30 3Q15 4Q15 1Q16 2Q16 3Q16 Fee Revenue in millions Service Charges Other Brokerage Mortgage SBA $18.3 $21.3 $18.6 $23.5 $26.3 $3.8 $3.3 $3.3 $4.5 $6.0 $0 $1 $2 $3 $4 $5 $6 $7 3Q15 4Q15 1Q16 2Q16 3Q16 Mortgage Fees and Production (1) in millions $128 $141 $138 $182 $194 $- $50 $100 $150 $200 (1) Applicable periods include Palmetto, FNB and Tidelands production since respective acquisition dates SBA ► 3 Q16 Sales $32 million ► 2015 Sales $71 million ► Target market: small businesses with revenue between $ 1 million and $ 25 million ► Two Channels • Footprint • National Verticals Mortgage ► Growth Strategy • Building on proven strengths in legacy markets of capturing business from a large percentage of United customers • Increase sales capacity in metro area growth markets • Compete favorably on product and service with banks and non - banks of all sizes $1.7 $2.0 $1.2 $2.8 $2.5 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 3Q15 4Q15 1Q16 2Q16 3Q16 SBA Fees (Gains ) and Production (1) in millions $26 $28 $28 $45 $37 $- $10 $20 $30 $40 $50 Mortgage Fees SBA Fees SBA Production Mortgage Production

ucbi.com | 17 Generating Growth New Loans Funded and Advances (1) $ in millions ucbi.com | 17 3Q16 2Q16 3Q15 2Q16 3Q15 Commercial & Industrial 140.0$ 168.4$ 94.8$ (28.4)$ 45.2$ Owner-Occupied CRE 90.2 80.9 51.4 9.3 38.8 Income-Producing CRE 144.8 132.3 95.6 12.5 49.2 Commercial Constr. 14.3 11.0 8.3 3.3 6.0 Total Commercial 389.3 392.6 250.1 (3.3) 139.2 Residential Mortgage 45.3 54.5 41.4 (9.2) 3.9 Residential HELOC 66.8 68.2 44.5 (1.4) 22.3 Residential Construction 78.0 79.3 54.2 (1.3) 23.8 Consumer 61.4 67.4 61.8 (6.0) (0.4) Total 640.8$ 662.0$ 452.0$ (21.2)$ 188.8$ Variance-Incr(Decr) (1) Represents new loans funded and net loan advances (net of payments on lines of credit) New Loans Funded and Advances $452.0 $590.0 $562.3 $662.0 $640.8 $400 $450 $500 $550 $600 $650 $700 3Q15 4Q15 1Q16 2Q16 3Q16 New Loans Funded and Advances by Region New Loans Funded and Advances by Category 3Q16 2Q16 3Q15 2Q16 3Q15 Atlanta 110.6$ 141.6$ 86.7$ (31.0)$ 23.9 Coastal Georgia 53.6 42.7 28.2 10.9 25.4 North Georgia 71.0 59.8 58.1 11.2 12.9 North Carolina 35.4 27.6 28.2 7.8 7.2 Tennessee 35.1 45.8 27.5 (10.7) 7.6 Gainesville 9.8 12.5 11.7 (2.7) (1.9) South Carolina 120.4 103.0 16.1 17.4 104.3 Total Community Banks 435.9 433.0 256.5 2.9 179.4 Asset-based Lending 9.7 10.8 17.1 (1.1) (7.4) Commercial RE 37.8 44.8 57.5 (7.0) (19.7) Healthcare - - 19.8 - (19.8) Senior Care 4.8 - - 4.8 4.8 Middle Market 51.6 56.7 7.5 (5.1) 44.1 SBA 37.0 44.6 26.5 (7.6) 10.5 Builder Finance 25.2 31.2 21.4 (6.0) 3.8 Total Specialized Lending 166.1 188.1 149.8 (22.0) 16.3 Indirect Auto 38.8 40.9 45.7 (2.1) (6.9) Total 640.8$ 662.0$ 452.0$ (21.2)$ 188.8$ Variance-Incr(Decr)

Generating Growth

Loan Mix

United Community Banks, Inc.



$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
-
Billions
$4.18
$4.33
$4.67
$6.00
$6.73
2012
2013
2014
2015
3Q16
Commercial
Commercial Construction
Income-Producing Commercial Real Estate
Owner-Occupied Commercial Real Estate
Commercial & Industrial
Retail
Indirect Auto
Residential HELOC
Residential Mortgage
Residential Construction
Consumer

Loans by Category in millions

	2012	2013	2014	2015	3Q16
Commercial & Industrial	$ 458	$ 472	$ 710	$ 785	$ 994
Owner-Occupied CRE	1,131	1,134	1,163	1,494	1,512
Income-Producing CRE	682	623	599	824	1,105
Commercial Constr.	155	149	196	342	389
Total Commercial	2,426	2,378	2,668	3,445	4,000
Residential Mortgage	829	875	866	1,029	1,056
Residential HELOC	385	441	466	598	698
Residential Construction	382	328	299	352	378
Consumer	115	111	104	115	127
Indirect Auto	38	196	269	456	466
Total Loans	$ 4,175	$ 4,329	$ 4,672	$ 5,995	$ 6,725

Loans by Region in millions

	2012	2013	2014	2015	3Q16
North Georgia	$ 1,364	$ 1,240	$ 1,163	$ 1,125	$ 1,110
Atlanta MSA	1,204	1,235	1,243	1,259	1,332
North Carolina	579	572	553	549	548
Coastal Georgia	400	423	456	537	565
Gainesville MSA	261	255	257	254	236
East Tennessee [1]	283	280	280	504	506
South Carolina [2]	-	4	30	819	1,199
Total Community Banks	4,091	4,009	3,982	5,047	5,496
Specialized Lending	46	124	421	492	763
Indirect Auto [3]	38	196	269	456	466
Total Loans	$ 4,175	$ 4,329	$ 4,672	$ 5,995	$ 6,725

(1) Includes $244 million from the acquisition of FNB on May 1, 2015

(2) Includes $733 million and $306 million, respectively, from the acquisitions of Palmetto on September 1, 2015 and Tidelands on July 1, 2016

(3) Includes $63 million from the acquisition of Palmetto on September 1, 2015

ucbi.com | 18

Generating Growth

Customer Deposit Mix

United COMMUNITY BANKS, INC.



$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
-
Billions
$5.71
$5.78
$5.90
$7.53
$8.08
2012
2013
2014
2015
3Q16
Time & Public
Core Transaction
Public Funds (customer)
Time (customer)
Interest Bearing Core Transaction
Non-Interest Bearing Core Transaction

Deposits
by Category
in millions

	2012	2013	2014	2015	3Q16
Non-Interest Bearing Core					
Demand Deposit	$ 1,188	$ 1,311	$ 1,471	$ 2,089	$ 2,416
Interest Bearing Core					
NOW	654	659	668	1,109	1,112
MMDA	1,145	1,218	1,259	1,584	1,783
Savings	226	250	292	469	542
Total Interest Bearing Core	2,025	2,127	2,219	3,162	3,437
Total Core Trans Deposits	3,213	3,438	3,690	5,251	5,853
Time (Customer)	1,724	1,445	1,223	1,251	1,320
Public Funds (Customer)	770	894	989	1,032	910
Brokered	245	412	425	347	359
Total Deposits	$ 5,952	$ 6,189	$ 6,327	$ 7,881	$ 8,442

Core Transaction Deposit Growth
by Category & Region
in millions

	2012	2013	2014	2015	3Q16
Demand Deposit	$ 232	$ 123	$ 161	$ 618	$ 327
NOW	(65)	4	9	441	3
MMDA	115	73	41	325	199
Savings	29	24	41	177	73
Growth by Category	$ 311	$ 224	$ 252	$ 1,561	$ 602
Atlanta MSA	$ 160	$ 75	$ 84	$ 223	$ 144
North Georgia	41	62	90	158	133
North Carolina	47	42	35	63	61
Coastal Georgia	38	2	22	24	9
East Tennessee [1]	9	4	8	234	(17)
Gainesville MSA	16	19	10	34	28
South Carolina [2]	-	20	3	825	244
Growth by Region	$ 311	$ 224	$ 252	$ 1,561	$ 602

[1] Includes $247 million from the acquisition of FNB on May 1, 2015

[2] Includes $790 million and $175 million, respectively, from the acquisition of Palmetto on September 1, 2015 and Tidelands on July 1, 2016

ucbi.com | 19

ucbi.com | 20 $ 2.02 $ 2.13 $2.22 $3.16 $3.44 $1.19 $1.31 $1.47 $2.09 $2.41 - $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 2012 2013 2014 2015 3Q16 in billions Non-Interest Bearing Core Transaction Interest Bearing Core Transaction $3.21 $3.44 $3.69 $5.25 $5.85 ucbi.com | 20 High - Quality, Low - Cost Core Transaction Deposit Base 0.50% 0.17% 0.17% 0.00% 0.25% 0.50% 0.75% 1.00% 2012 2013 2014 2015 3Q16 Cost of Interest Bearing Deposits Generating Growth Customer Deposit Mix

Generating Growth

Acquisition of Tidelands Bancshares, Inc.

United COMMUNITY BANKS, INC.®

Transaction Summary

- Closed on July 1, 2016
- Conversion scheduled for November 11,. 2016
- $11.2 million aggregate transaction value; 100% cash consideration
  - $2.2 million value to common, or $0.52 per common share
  - $9.0 million to redeem TARP, which represents a 56% discount
- Target cost savings: approximately $5.0 million
- Total credit mark: $17.8 million
  - Loan mark of $15.4 million gross or 4.8% of gross loans
  - OREO mark of $2.4 million or 24% of year-end 2015 balances
  - Covers nonaccrual loans and OREO of $20.5 million
- Estimated $0.09 to $0.10 EPS accretive in 2017
- Tangible book value dilution of approximately 1.5% with expected earn-back in just over two years
- Pro forma Tier 1 common of 11.5%+
- Anticipated internal rate of return in excess of 20%

Company Overview

Headquarters	Mt. Pleasant, SC
Established	2003
Branches (7)	Charleston (4) Myrtle Beach (2) Hilton Head (1)
Assets ($MM)	$451
Total Gross Loans ($MM)	$306
Deposits ($MM)	$402
NPAs / Assets (1)	4.40%

Transaction Rationale

- Significantly accelerates UCBI's Coastal South Carolina expansion and leverages existing lift-out team of experienced bankers and in-market resources, fully executing the two-step Coastal SC growth plan
- Tidelands' markets are in the top 10 fastest growing in the U.S
- Significant cost synergies enhance already compelling deal economics
- Consistent with UCBI's Southeastern expansion strategy
- Projected earnings accretion offsets the estimated earnings reduction associated with crossing the $10 billion threshold
- Integration risk is offset by merger experience / preparedness and local management already in place

Combined Branch Map



95
26
Myrtle Beach
Garden City Beach
North Charleston
Summerville
Charleston
Hilton Head Island
Savannah

United Community Banks, Inc. (134) Tidelands Bancshares, Inc. (7)

Source: SNL Financial - Financial Metrics as of December 31, 2015

(1) NPAs / Assets = (Nonaccrual Loans + OREO) / Total Assets

ucbi.com | 21

ucbi.com | 22 ucbi.com | 22 EXHIBITS

ucbi.com | 23 United Community Banks, Inc. ucbi.com | 23 Who We Are Protecting High - Quality Balance Sheet ► Underwriting conservatism and portfolio diversification ► Top quartile credit quality performance ► Prudent capital, liquidity and interest - rate risk management ► Focused on improving return to shareholders with increasing return on tangible common equity and dividend growth Increasing Profitability ► Announced 1.10% ROA (operating) target by 4Q16, up from current 1.08% level ► Managing a steady margin with minimal accretion income ► Fee revenue expansion through focused growth initiatives ► Continued operating expense discipline while investing in growth opportunities ► Executing on M&A cost savings ► High - quality, low - cost core deposit base Generating Growth ► Entered into and continue to target new markets with team lift - outs (Charleston, Greenville, Atlanta) ► Continuous emphasis on and enhancement of Mortgage product offerings to drive loan and revenue growth ► Addition of Specialized Lending platforms (income - property lending, asset - based lending, SBA lending, builder finance) and actively pursuing additional platforms ► Acquisitions that fit our footprint and culture and deliver desired financial returns

ucbi.com | 24 Protecting High - Quality Balance Sheet ucbi.com | 24 Granular Portfolio – Exposure and Industry Limits • Legal Lending Limit $ 261M • House Lending Limit 28M • Project Lending Limit 17M • Top 25 Relationships 396M STRUCTURE • Centralized underwriting and approval process for consumer credit • Distributed Regional Credit Officers (reporting to Credit) for commercial • Dedicated Special Assets team • Eight of the top twelve credit leaders recruited post - crisis PROCESS • Weekly Senior Credit Committee • Continuous external loan review • Monthly commercial asset quality review • Monthly retail asset quality review meetings POLICY • Continuous review and enhancements to credit policy • Quarterly reviews of portfolio limits and concentrations • Centralized consumer collections • Bi - weekly Potential NAL and NAL/ORE meetings • Quarterly criticized watch loan review meetings • Quarterly portfolio review meetings Consistent Underwriting Disciplined Credit Processes Concentration limits set for all segments of the portfolio

ucbi.com | 25 Protecting High - Quality Balance Sheet ucbi.com | 25 Loan Portfolio Transformation and Diversification 7% 12% 16% 26% 9% 27% 3% $5.7 Billion Loan Portfolio as of 12/31/2008 Commercial (C&I) CRE Income Producing CRE Owner-Occupied Residential Construction Commercial Construction Residential Mortgage Installment 15% 16% 22% 6% 6% 26% 9% $6.7 Billion Loan Portfolio as of 9/30/2016 Commercial (C&I) CRE Income Producing CRE Owner-Occupied Commercial Construction Residential Construction Residential Mortgage & HELOC Installment ► Specialized Lending, which began in 2013, had loans totaling $763 million at September 30, 2016 (11% of the loan portfolio). to

ucbi.com | 26 Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) Source: SNL Financial LC Protecting High - Quality Balance Sheet Excellent Credit Performance and Management ucbi.com | 26 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% BOH CBSH UMPQ OZRK COLB BPFH VLY UCBI BKU PB CBU SBNY PNFP CVBF PVTB UMBF ISBC FFBC WTFC BRKL PACW WAL CHCO EWBC CFR BXS CATY PFS FNB STBA SNV WAFD FMBI WBS MBFI FULT TCBI IBKC FHN FCF FFIN UBSI WABC GBCI TCB ASB BOKF TRMK HBHC ONB PRK 2Q16 NPA Ratio Median ► Eight of the top twelve credit leaders recruited post - crisis ► Centralization of special assets ► Centralization of consumer loan underwriting and approval ► Changed commercial approval process, including a Senior Credit Committee for visibility and culture building ► Instituted highly - disciplined concentration management process ► Dedicated credit officers for all specialty businesses and community markets

ucbi.com | 27 Protecting High - Quality Balance Sheet Performing Classified Loans ucbi.com | 27 By Category $ in millions 3Q15 4Q15 1Q16 2Q16 3Q16 Commercial & Industrial 6$ 6$ 9$ 9$ 10$ Owner-Occupied CRE 42 40 33 33 38 Total Commercial & Industrial 48 46 42 42 48 Income-Producing CRE 30 30 30 28 24 Commercial Construction 3 1 1 2 4 Total Commercial 81 77 73 72 76 Residential Mortgage 36 31 33 32 30 Residential HELOC 7 7 6 6 5 Residential Construction 10 11 7 7 8 Consumer / Installment 2 2 2 2 3 Total Performing Classified 136$ 128$ 121$ 119$ 122$ Classified to Tier 1 + ALL 18% 17% 16% 15% 15% $136 $128 $121 $119 $122 $110 $130 $150 3Q15 4Q15 1Q16 2Q16 3Q16

ucbi.com | 28 $84.6 $83.0 $72.8 $73.3 $70.1 $60 $70 $80 $90 3Q15 4Q15 1Q16 2Q16 3Q16 Protecting High - Quality Balance Sheet TDRs ucbi.com | 28 $ in millions LOAN TYPE 3Q16(1) 2Q16 3Q15 3Q16(1) 2Q16 3Q15 3Q16(1) 2Q16 3Q15 Commercial & Industrial 1.9$ 2.1$ 3.5$ -$ -$ -$ 1.9$ 2.1$ 3.5$ Owner-Occupied CRE 23.4 24.7 31.6 2.2 1.4 1.2 25.6 26.1 32.8 Income-Producing CRE 21.0 20.7 14.1 - - .3 21.0 20.7 14.4 Commercial Construction 1.3 1.3 11.2 .1 .1 .1 1.4 1.4 11.3 Total Commercial 47.6 48.8 60.4 2.3 1.5 1.6 49.9 50.3 62.0 Residential Mortgage 17.3 18.2 17.3 1.5 1.3 2.1 18.8 19.5 19.4 Residential HELOC .1 .1 .5 - - - 0.1 0.1 0.5 Residential Construction 4.2 5.2 5.7 1.1 .3 .3 5.3 5.5 6.0 Consumer / Installment .9 1.0 .7 .4 .2 .1 1.3 1.2 0.8 Total TDRs 70.1$ 73.3$ 84.6$ 5.3$ 3.3$ 4.1$ 75.4$ 76.6$ 88.7$ Accruing Non-Accruing Total TDRs Accruing TDRs ► 4.2% of accruing TDRs are past due 30 – 89 days ► 58% of accruing TDRs are pass credits (1) 85% of accruing TDR loans have an interest rate of 4% or greater

Protecting High-Quality Balance Sheet
Commercial Real Estate Diversification

United COMMUNITY BANKS, INC.

Commercial Construction
in millions

	Committed			Outstanding		
Multi-Residential	$ 120	17.0	%	$ 67	17.2	%
Retail Building	116	16.5		66	17.0	
Other Properties	78	11.1		43	11.0	
Land Develop - Vacant (Improved)	65	9.2		54	13.9	
Office Buildings	89	12.6		39	10.0	
Commercial Land Development	30	4.3		26	6.7	
Raw Land - Vacant (Unimproved)	45	6.4		36	9.3	
Warehouse	32	4.5		19	4.9	
Hotels / Motels	36	5.1		17	4.4	
Assisted Living/Nursing Home/Rehab	44	6.2		11	2.8	
Churches	25	3.6		5	1.3	
Leasehold Property	17	2.4		2	0.5	
Restaurants / Franchise	8	1.1		4	1.0	
Total Commercial Construction	$ 705	100.0	%	$ 389	100.0	%

Commercial Real Estate – Income Producing
in millions

	Committed			Outstanding	
Retail Building	$ 289	25.1	%	$ 276	25.0
Office Buildings	268	23.2		259	23.4
Warehouse	112	9.7		104	9.4
Hotels / Motels	87	7.5		85	7.7
Multi-Residential	105	9.1		103	9.3
Other Properties	163	14.1		150	13.6
Convenience Stores	47	4.1		46	4.2
Restaurants / Franchise Fast Food	29	2.5		29	2.6
Manufacturing Facility	18	1.6		18	1.6
Leasehold Property	16	1.4		16	1.4
Automotive Service	7	0.6		7	0.6
Daycare Facility	5	0.4		5	0.5
Mobile Home Parks	4	0.4		4	0.4
Automotive Dealership	3	0.3		3	0.3
Total Commercial Real Estate - Income Producing	$ 1,153	100.0	%	$ 1,105	100.0

Committed Average Loan Size
(in thousands)

- Commercial Construction $1,206
- Commercial RE:
  - Composite CRE 541
  - Owner-Occupied 439
  - Income-Producing 793

Outstanding Average Loan Size
(in thousands)

- Commercial Construction $667
- Commercial RE:
  - Composite CRE 516
  - Owner-Occupied 418
  - Income-Producing 760

ucbi.com | 29

ucbi.com | 30 Protecting High - Quality Balance Sheet Liquidity ucbi.com | 30 Capacity 3Q16 2Q16 3Q15 vs 2Q16 vs 3Q15 WHOLESALE BORROWINGS Brokered Deposits (1) 1,030$ 359$ 412$ 517$ (53)$ (158)$ FHLB 1,106 449 735 200 (286) 249 Holding Company LOC 50 - - - - - Fed Funds 740 - - 5 - (5) Other Wholesale 1,066 - - 14 - (14) Total 3,992$ 808$ 1,147$ 736$ (339)$ 72$ LONG-TERM DEBT Senior Debt 160$ 160$ 160$ -$ -$ Trust Preferred Securities 16 6 6 10 10 Total Long-Term Debt 176$ 166$ 166$ 10$ 10$ Cash 49$ 62$ 54$ (13)$ (5)$ Loans / Deposits Loans 6,725$ 6,287$ 6,022$ 438$ 703$ Core (DDA, MMDA, Savings) 5,853$ 5,423$ 5,246$ 430$ 607$ Public Funds 910 868 831 42 79 CD's 1,320 1,154 1,311 166 9 Total Customer Deposits (excl Brokered) 8,083$ 7,445$ 7,388$ 638$ 695$ Loan to Customer Deposit Ratio 83% 84% 82% Investment Securities Available for Sale -Fixed 1,584$ 1,714$ 1,435$ (130)$ 149$ -Floating 631 622 665 9 (34) Held to Maturity -Fixed 342 338 354 4 (12) -Floating 3 4 4 (1) (1) Total Investment Securities 2,560$ 2,678$ 2,458$ (118)$ 102$ Floating as % of Total Securities 25% 23% 27% Wholesale Borrowings Holding Company Long - Term Debt / Cash Investment Securities (1) Estimated brokered deposit total capacity at 10% of assets $ in millions Loans / Customer Deposits

ucbi.com | 31 Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) Source: SNL Financial LC Increasing Profitability High - Quality, Low - Cost Core Deposit Base ucbi.com | 31 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% CFR COLB WABC FFIN BOH CVBF CBU UMBF FMBI UCBI TRMK CBSH ONB FCF FHN UMPQ BOKF PACW MBFI TCBI BXS WAL PB ASB PRK GBCI WBS PFS FNB HBHC SNV WTFC UBSI BPFH PNFP EWBC IBKC FULT FFBC TCB CHCO PVTB STBA SBNY OZRK BRKL VLY WAFD CATY ISBC BKU 2Q16 Cost of Deposits Median ► Our second quarter 2016 total cost of deposits was 12 basis points, which compared favorably to peers with a median of 26 basis points ► Core deposits (excludes Jumbo CDs / Brokered) comprised approximately 90% of our total deposits at June 30, 2016

ucbi.com | 32 Generating Growth ucbi.com | 32 Steady Loan Growth $4.18 $4.33 $4.52 $4.96 $6.42 $1.04 $0.31 $0.16 $3.00 $4.00 $5.00 $6.00 $7.00 2012 2013 2014 2015 3Q16 Total Loans in billions Organic Acquired Healthcare (sold 4Q15) $6.00 $4.68 $6.73 9% Annualized Growth 10% Growth

ucbi.com | 33 Generating Growth Market Share Opportunities ucbi.com | 33 (1) FDIC deposit market share and rank as of June 30, 2016 for markets where United takes deposits. Data Source: FDIC. (2) Based on current quarter. $ in billions (1) (2) (1) (1) North Georgia $ 6.5 $ 2.3 9 22 36% 1 Atlanta, Georgia 66.2 2.5 10 36 4 7 Gainesville, Georgia 3.2 0.3 1 5 11 4 Coastal Georgia 8.7 0.3 2 7 4 8 Western North Carolina 11.9 1.0 1 19 8 3 East Tennessee 17.4 0.5 2 12 3 6 Upstate South Carolina 23.2 1.1 4 25 5 7 Coastal South Carolina 20.8 0.4 1 7 2 14 Loan Production Offices - - - 7 Total Markets, September 30, 2016 $ 157.9 $ 8.4 30 140 Excellent Growth Opportunities Banks Offices Rank Market Deposits United Deposits Deposit Share

ucbi.com | 34 Generating Growth Market Share Demographics ucbi.com | 34 3.32% 4.38% 5.21% 6.10% 6.61% 6.69% 7.10% 8.66% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% Knoxville, TN Cleveland, TN Asheville, NC Greenville, SC Gainesville, GA Atlanta, GA Savannah, GA Charleston, SC Key MSA Growth Markets Projected Change 2017 - 2022 3.77% 3.90% 5.00% 5.17% 5.75% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% United States Tennessee North Carolina Georgia South Carolina State Population Growth Projected Change 2017 – 2022 Source: SNL Financial

ucbi.com | 35 Mergers & Acquisitions Strategy ► M&A accelerates our growth strategy in new and existing markets and can be accomplished more efficiently than with a de novo plan; we seek to pair M&A with organic growth opportunities, including adding teams of local bankers to quickly increase growth. ► We are interested in pursuing transactions in our target markets including: • Coastal South Carolina – Charleston, Myrtle Beach, Hilton Head; • East Tennessee – Knoxville to Chattanooga and Cleveland; • Atlanta – Northern region; and • North Carolina – Western (Asheville area) to Eastern (Raleigh/Cary area). ► While larger transformational deals are not out of the question, we have decided to focus on roll - up targets, as we believe there are more actionable opportunities with a shorter time to complete and less risk. ► We carefully evaluate and price potential acquisitions with specific financial return targets in mind, including: • Year one EPS accretion, not including transaction expenses; • TBV dilution threshold in the low single digits and earnback within three years; and • IRR of 20%+. ucbi.com | 35 Generating Growth

Generating Growth

2015 Acquisitions

MoneyTree Corp./FNB


UCBI
MoneyTree
Knoxville
Seymour
Harriman
Rockwood
Kingston
Midway
Lenoir City
Wildwood
Maryville
Watertown
Spring City
Ten Mile
Sweetwater
Vonore
Madisonville
Decatur
Dayton
Athens
Riceville
Birchwood
Etowah
Cheoah
Hopewell
Cleveland
Andrews

- Closed on May 1 with successful operational conversion on July 18-19; <u>business has remained stable</u>
- Added a $425 million, 107 year old community bank
- Doubled UCBI's East TN presence in key markets – Knoxville, Lenoir City and Cleveland
- Consolidated six branches – three UCBI and three MoneyTree / FNB branches and now have 12 branches
- Executed on cost savings, which exceeded original estimates due mainly to branch overlap and back office redundancies
- Expect EPS accretion of 3% in 2016 and 2017
- TBV dilution of <1% and breakeven in < 3 years

The Palmetto Bank


UCBI
Palmetto
Greensboro
Charlotte
Chattanooga
Greenville
Spartanburg
Anderson
Greenwood
Columbia
Athens
Augusta
Macon
Columbus
Montgomery
Savannah
Charleston

- Closed on September 1 with successful operational conversion on February 21-22
- Added a $1.2 billion,109 year old community bank with 25 branches covering Upstate SC
- United had previously established a regional headquarters in Greenville, including several members of Executive Management; however, only one existing branch
- Retained Senior Management positions in Banking, Mortgage, Finance and Ops/IT for business continuity and to lead growth
- Targeted cost savings will be fully realized in 2Q16
- Double-digit EPS accretion in 2017 with TBV earnback < 5 years and IRR > 20%

ucbi.com | 36

Experienced Proven Leadership

- Over 40 years in banking
- Led company from $42 million in assets in 1989 to $10.3 billion today
- Trustee of Young Harris College
- Georgia Power Company Board Member
- GA Economic Developers Association Spirit of Georgia Award recipient

Jimmy C. Tallent
Chairman & CEO
Joined 1984



- Over 30 years in banking
- Responsible for overall banking, credit and operations
- Former Consultant and Special Assistant to the CEO and EVP of Commercial Banking for TD Bank Financial Group; and President & CEO of The South Financial Group

H. Lynn Harton
Board, President & COO
Joined 2012



- Over 35 years in banking
- Responsible for accounting, finance and reporting activities, M&A and investor relations
- Former CAO and Controller for State Street Corporation
- Former ABA Accounting Committee Chairman

Rex S. Schuette
EVP & CFO
Joined 2001



- Over 35 years in banking
- Responsible for 30 community banks with 140 banking offices
- Formerly of Riegel Textile Credit Union; President of Farmers and Merchants Bank
- Former Georgia Board of Natural Resources Board Chairman

Bill M. Gilbert
President,
Community Banking
Joined 2000



- Over 20 years experience in consumer and banking law
- Responsible for legal, enterprise risk management, and compliance
- Chairman of the Georgia Bankers Association Bank Counsel Section
- Member of the American Bankers Association Regional General Counsels

Bradley J. Miller
EVP, CRO &
General Counsel
Joined 2007



- Over 25 years in banking
- Responsible for credit risk including credit underwriting, policy and special assets
- Former EVP & Executive Credit Officer for TD Bank, NA and Chief Credit Officer of The South Financial Group.

Robert A. Edwards
EVP & CCO
Joined 2015



- Over 25 years in lending
- Responsible for specialized lending
- Former SBA head: TD Bank and Carolina First's SBA programs; President of UPS Capital Business Credit
- Highly decorated Commander in the U.S. Naval Reserve Intelligence Program (retired)

Richard W. Bradshaw
President,
Specialized Lending
Joined 2014



ucbi.com | 37

Non-GAAP Reconciliation Tables

$ in thousands, except per share data	3Q15	4Q15	1Q16	2Q16	3Q16
Net Income					
Net income - GAAP	$ 17,887	$ 18,208	$ 22,295	$ 25,266	$ 25,874
Merger-related and other charges	5,744	9,078	2,653	1,176	3,152
Tax benefit on merger-related and other charges	(1,905)	(3,486)	(1,004)	(445)	(1,193)
Net income - Operating	$ 21,726	$ 23,800	$ 23,944	$ 25,997	$ 27,833
Diluted Earnings per share					
Diluted earnings per share - GAAP	$ 0.27	$ 0.25	$ 0.31	$ 0.35	$ 0.36
Merger-related and other charges	0.06	0.08	0.02	0.01	0.03
Diluted earnings per share - Operating	$ 0.33	$ 0.33	$ 0.33	$ 0.36	$ 0.39
Return on Assets					
Return on assets - GAAP	0.82 %	0.76 %	0.93 %	1.04 %	1.00 %
Merger-related and other charges	0.18	0.23	0.07	0.03	0.08
Return on assets - Operating	1.00 %	0.99 %	1.00 %	1.07 %	1.08 %
Return on Tangible Common Equity					
Return on common equity - GAAP	7.85 %	7.02 %	8.57 %	9.54 %	9.61 %
Effect of merger-related charges	1.69	2.16	0.63	0.27	0.73
Return on common equity - Operating	9.54	9.18	9.20	9.81	10.34
Effect of goodwill and intangibles	0.75	1.69	1.71	1.75	2.11
Return on tangible common equity - Operating	10.29 %	10.87 %	10.91 %	11.56 %	12.45 %
Expenses					
Expenses - GAAP	$ 54,269	$ 65,488	$ 57,885	$ 58,060	$ 64,023
Merger-related charges	(5,744)	(3,109)	(2,653)	(1,176)	(3,152)
Impairment charge on real estate held for future use	-	(5,969)	-	-	-
Expenses - Operating	$ 48,525	$ 56,410	$ 55,232	$ 56,884	$ 60,871
Pre-Tax, Pre-Credit Earnings					
Pre-Tax Earnings - GAAP	$ 28,754	$ 29,260	$ 35,873	$ 40,655	$ 41,627
Merger-related charges	5,744	3,109	2,653	1,176	3,152
Impairment charge on real estate held for future use	-	5,969	-	-	-
Provision for credit losses	700	300	(200)	(300)	(300)
Pre-Tax, Pre-Credit Earnings - Operating	$ 35,198	$ 38,638	$ 38,326	$ 41,531	$ 44,479
Efficiency Ratio					
Efficiency Ratio - GAAP	64.65 %	68.97 %	61.94 %	59.02 %	60.78 %
Merger-related and other charges	(6.84)	(9.56)	(2.84)	(1.20)	(2.99)
Efficiency Ratio - Operating	57.81 %	59.41 %	59.10 %	57.82 %	57.79 %

ucbi.com | 38